Exhibit (a)(1)(E)

FIDELITY NATIONAL FINANCIAL, INC.

OFFER TO PURCHASE FOR CASH

UP TO $185,000,000 IN VALUE OF SHARES OF ITS

FNFV GROUP COMMON STOCK

AT A PURCHASE PRICE NOT GREATER THAN $15.40

NOR LESS THAN $14.30 PER SHARE

THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, AT THE END OF THE DAY ON FRIDAY, MARCH 20, 2015, UNLESS THE OFFER IS EXTENDED (SUCH DATE AND TIME, AS THEY MAY BE EXTENDED, THE “EXPIRATION TIME”).

February 23, 2015

To Our Clients:

Enclosed for your consideration are the Offer to Purchase, dated February 23, 2015 (the “Offer to Purchase”), and the related Letter of Transmittal (which together, as they may be amended or supplemented from time to time, constitute the “Offer”) in connection with Fidelity National Financial, Inc.’s (“FNF” or the “Company”) offer to purchase for cash, using cash attributed to its FNFV Group, up to $185,000,000 in value of shares of its FNFV Group common stock, par value $0.0001 per share (the “Shares”), pursuant to (i) auction tenders at prices specified by the tendering stockholders of not greater than $15.40 nor less than $14.30 per Share (“Auction Tenders”) or (ii) purchase price tenders (“Purchase Price Tenders”), in either case, net to the seller in cash, less any applicable withholding taxes and without interest, upon the terms and subject to the conditions described in the Offer, receipt of which is hereby acknowledged. All capitalized terms used and not defined herein shall have the meanings ascribed to such terms in the Offer to Purchase.

After the Expiration Time, FNF will, upon the terms and subject to the conditions of the Offer, determine a single price per Share (the “Purchase Price”), which will be not less than $14.30 and not more than $15.40 per Share, that the Company will pay for Shares validly tendered in the Offer and not validly withdrawn. The Purchase Price will be the lowest price per Share of not less than $14.30 and not more than $15.40 that will enable the Company to purchase the maximum number of Shares validly tendered in the Offer and not validly withdrawn having an aggregate purchase price not exceeding $185,000,000. Only Shares validly tendered at prices at or below the Purchase Price, and not validly withdrawn, will be eligible for purchase in the Offer. Shares validly tendered pursuant to an Auction Tender at a price specified in the Auction Tender that is greater than the Purchase Price will not be purchased. Upon the terms and subject to the conditions of the Offer, if Shares having an aggregate purchase price of less than $185,000,000 are validly tendered and not validly withdrawn, FNF will buy all Shares validly tendered and not validly withdrawn. Because of the proration, “odd lot” priority and conditional tender provisions described in the Offer to Purchase, all of the Shares tendered at or below the Purchase Price may not be purchased if more than the number of Shares having an aggregate purchase price of $185,000,000 are validly tendered at or below the Purchase Price and not validly withdrawn.

Only Shares properly tendered and not properly withdrawn will be purchased. If the Offer is oversubscribed, proration of tenders pursuant to the Offer will cause the Company to accept fewer Shares than are tendered. Shares tendered at prices in excess of the Purchase Price and Shares not purchased because of proration or conditional tenders will be returned at the Company’s expense to the stockholders who tendered such Shares promptly after the Expiration Time.

On the terms and subject to the conditions of the Tender Offer, if more than $185,000,000 in value of Shares (or such greater value of Shares as the Company may elect to purchase, subject to applicable law) are properly tendered and not properly withdrawn, the Company will purchase Shares at the Purchase Price: first, FNF will purchase all Odd Lots of less than 100 Shares at the Purchase Price from stockholders who properly tender all of their Shares at or below the Purchase Price and who do not properly withdraw them before the Expiration Time (tenders of less than all of the Shares owned, beneficially or of record, by such Odd Lot Holder will not qualify for this preference); second, after purchasing all the Odd Lots that were properly tendered at or below the Purchase Price, subject to the conditional tender provisions described in Section 6 of the Offer to Purchase, FNF will purchase Shares at the Purchase Price from all other holders who properly tender Shares at or below the Purchase Price and who do not properly withdraw them before the Expiration Time (except for stockholders who tendered Shares conditionally for which the condition was not satisfied), on a pro rata basis, with appropriate adjustments to avoid purchases of fractional Shares, until FNF has acquired $185,000,000 in value of Shares; and third, only if necessary to permit FNF to purchase $185,000,000 in value of Shares (or such greater value of Shares as FNF may elect to purchase, subject to applicable law), FNF will purchase Shares at the Purchase Price from stockholders who have properly tendered Shares at or below the Purchase Price conditionally (for which the condition was not initially satisfied) by random lot, to the extent feasible. To be eligible for purchase by random lot, stockholders whose Shares are conditionally tendered must have properly tendered all of their Shares and not properly withdrawn them before the Expiration Time.

In accordance with the rules of the Securities and Exchange Commission, in the event that more than $185,000,000 of Shares are tendered in the Offer at or below the Purchase Price, FNF may exercise its right to amend the Offer to purchase up to an additional 2% of our outstanding Shares without extending the Expiration Time. FNF also expressly reserves the right, in its sole discretion, to elect to purchase more than $185,000,000 in value of Shares in the Offer subject to applicable law. See Section 1 and 15 of the Offer to Purchase.

WE ARE THE HOLDER OF RECORD OF SHARES HELD FOR YOUR ACCOUNT. A TENDER OF SUCH SHARES CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER YOUR SHARES HELD BY US FOR YOUR ACCOUNT.

Accordingly, we request instructions as to whether you wish to tender any or all of the Shares held by us for your account, upon the terms and subject to the conditions set forth in the Offer to Purchase and the Letter of Transmittal.

Please note carefully the following:

1. Shares may be tendered at a price not greater than $15.40 nor less than $14.30 per Share or at the price determined pursuant to the Offer, as indicated in the attached Instruction Form, net to the seller in cash, less any applicable withholding taxes and without interest.

2. The Offer, proration period and withdrawal rights will expire at 12:00 midnight, New York City time, at the end of the day on Friday, March 20, 2015, unless the Offer is extended by FNF.

3. The Offer is not conditioned on any minimum number of Shares being tendered. However, the Offer is subject to other conditions. See Section 7 of the Offer to Purchase.

4. The Offer is for $185,000,000 in value of Shares which, depending on the Purchase Price determined in the Offer, constitutes approximately 13.18% to 14.19% of the Company’s outstanding Shares as of February 20, 2015, the last trading day before FNF commenced the Offer.

5. None of FNF, its Board of Directors, the Information Agent or the Depositary makes any recommendation to you as to whether to tender or refrain from tendering your Shares or as to the price or prices at which you may choose to tender them. You must make your own decision as to whether to tender your Shares and, if so, how many Shares to tender and the price or prices at which you will tender them. In doing so, you should read carefully the information in the Offer to Purchase and in the related Letter of Transmittal, including the purposes and effects of the Offer.

6. The Purchase Price will be paid net to the tendering stockholders in cash, less any applicable withholding taxes and without interest, for all Shares purchased. Tendering stockholders who hold Shares registered in their own name and who tender their Shares directly to the Depositary will not be obligated to pay brokerage commissions, solicitation fees or, except as set forth in the Offer to Purchase, stock transfer taxes on the purchase of Shares by FNF in the Offer. Stockholders holding Shares in a brokerage account or otherwise through brokers, dealers, commercial banks, trust companies or other nominees are urged to consult their brokers or such other nominees to determine whether transaction costs may apply if stockholders tender Shares through such brokers or other nominees and not directly to the Depositary.

If you wish to have us tender any or all of your Shares, please instruct us by completing, executing, detaching and returning the attached Instruction Form. An envelope to return your Instruction Form to us is enclosed. If you authorize us to tender your Shares, all such Shares will be tendered unless otherwise indicated on the attached Instruction Form. If you wish to tender portions of your Shares at different prices, you must complete a separate Instruction Form for each price at which you wish to tender each such portion of your Shares. We must submit separate Letters of Transmittal on your behalf for each price you will accept for each portion tendered.

Please forward your Instruction Form(s) to us as soon as possible to allow us ample time to tender your Shares on your behalf prior to the expiration of the Offer.

The Offer is being made solely pursuant to the Offer to Purchase and the related Letter of Transmittal and is being made to all record holders of the Shares. The Offer is not being made to, nor will tenders be accepted from or on behalf of, holders of the Shares residing in any jurisdiction within the United States in which the making of the Offer or acceptance thereof would not be in compliance with the securities laws of that jurisdiction. Fidelity National Financial, Inc. may, in its discretion, take such action as it deems necessary to make the Offer to holders of Shares in such jurisdiction. In those jurisdictions where applicable laws require that the Offer be made by a licensed broker or dealer, the Offer will be deemed to be made on behalf of Fidelity National Financial, Inc. by one or more registered brokers or dealers licensed under the laws of such jurisdiction to be designated by Fidelity National Financial, Inc.

INSTRUCTIONS FORM

With Respect to the Offer by

FIDELITY NATIONAL FINANCIAL, INC.

to Purchase for Cash Up to $185,000,000 in Value of Shares

of its FNFV Group Common Stock, Par Value $0.0001 Per Share,

at a Purchase Price Not Greater Than $15.40 Nor Less Than $14.30 Per Share

The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated February 23, 2015, and the related Letter of Transmittal (which together, as they may be supplemented or amended from time to time, constitute the “Offer”) in connection with the Fidelity National Financial, Inc.’s (“FNF” or the “Company”) offer to purchase for cash, using cash attributed to its FNFV Group, up to $185,000,000 in value of shares of its FNFV Group common stock, par value $0.0001 per share (the “Shares”), pursuant to (i) auction tenders at prices specified by the tendering stockholders of not greater than $15.40 nor less than $14.30 per Share (“Auction Tenders”) or (ii) purchase price tenders (“Purchase Price Tenders”), in either case, net to the seller in cash, less any applicable withholding taxes and without interest, upon the terms and subject to the conditions described in the Offer, receipt of which is hereby acknowledged. All capitalized terms used and not defined herein shall have the meanings ascribed to such terms in the Offer to Purchase.

This Instructions Form will instruct you to tender to FNF the number of Shares indicated below or, if no number is indicated below, all Shares which are beneficially owned by (us) (me) and registered in your name, upon the terms and subject to the conditions set forth in the Offer.

NUMBER OF SHARES BEING TENDERED HEREBY:              SHARES*

CHECK ONLY ONE BOX. IF MORE THAN ONE BOX IS CHECKED, OR IF NO BOX IS CHECKED, THERE IS NO VALID TENDER OF SHARES.

PURCHASE PRICE TENDERS: SHARES TENDERED AT A PRICE DETERMINED PURSUANT TO THE OFFER

(See Instruction 5 of the Letter of Transmittal)

☐	The undersigned wishes to maximize the chance of having FNF purchase all the Shares the undersigned is tendering (subject to the possibility of proration). Accordingly, by checking this ONE box INSTEAD OF ONE OF THE PRICE BOXES BELOW, the undersigned hereby tenders Shares and is willing to accept the Purchase Price determined by FNF pursuant to the Offer. Note that this election may lower the Purchase Price paid for all purchased Shares in the Offer and could result in the tendered Shares being purchased at the minimum price of $14.30 per Share.

— OR—

AUCTION PRICE TENDERS: SHARES TENDERED AT A PRICE DETERMINED BY STOCKHOLDER

(See Instruction 5 of the Letter of Transmittal)

By checking ONE of the boxes below INSTEAD OF THE BOX ABOVE, the undersigned hereby tenders Shares at the price checked. This action could result in none of the Shares being purchased if the Purchase Price for the Shares is less than the price checked. If the Purchase Price for the Shares is equal to or greater than the price checked, then the Shares purchased by FNF will be purchased at the Purchase Price. A stockholder who wishes to tender Shares at more than one price must complete a separate Letter of Transmittal for each price at which Shares are being tendered. The same Shares cannot be tendered (unless previously properly withdrawn in accordance with the terms of the Offer) at more than one price.

*	Unless otherwise indicated, it will be assumed that all Shares held by us for your account are to be tendered.

PRICE (IN DOLLARS) PER SHARE AT WHICH SHARES ARE BEING TENDERED

☐ $14.30	☐ $14.35	☐ $14.40	☐ $14.45	☐ $14.50
☐ $14.55	☐ $14.60	☐ $14.65	☐ $14.70	☐ $14.75
☐ $14.80	☐ $14.85	☐ $14.90	☐ $14.95	☐ $15.00
☐ $15.05	☐ $15.10	☐ $15.15	☐ $15.20	☐ $15.25
☐ $15.30	☐ $15.35	☐ $15.40

ODD LOTS

(See Instruction 15 of the Letter of Transmittal)

This section is to be completed only if Shares are being tendered by or on behalf of a person owning, beneficially or of record, an aggregate of fewer than 100 shares.

☐	By checking this box, the undersigned represents that the undersigned owns, whether beneficially or of record, an aggregate of fewer than 100 shares and is tendering all of those Shares.

In addition, the undersigned is tendering shares either (check one box):

☐	at the Purchase Price, as the same will be determined by FNF in accordance with the terms of the Tender Offer (persons checking this box need not indicate the price per Share above); or

☐	at the price per Share indicated above in the section captioned “Auction Price Tenders: Shares Tendered at a Price Determined by Stockholder.”

CONDITIONAL TENDER

A tendering stockholder may condition his or her tender of Shares upon FNF purchasing a specified minimum number of the Shares tendered, as described in Section 6 of the Offer to Purchase. Unless at least the minimum number of Shares you indicate below is purchased by FNF pursuant to the terms of the Offer, none of the Shares tendered by you will be purchased. It is the tendering stockholder’s responsibility to calculate and appropriately indicate the minimum number of Shares that must be purchased from the stockholder in order for the stockholder to qualify for sale or exchange (rather than distribution) treatment for United States federal income tax purposes. Each stockholder is urged to consult with his or her own financial or tax advisor with respect to the advisability of making a conditional offer before completing this section. No assurances can be provided that a conditional tender will achieve the intended United States federal income tax result for any stockholder tendering Shares.

Unless this box has been checked and a minimum specified, your tender will be deemed unconditional.

☐	The minimum number of Shares that must be purchased from me, if any are purchased from me, is: Shares.

If, because of proration, the minimum number of Shares designated will not be purchased, FNF may accept conditional tenders by random lot, if necessary. However, to be eligible for purchase by random lot, the tendering stockholder must have tendered all of his or her Shares and, if true, checked the following box:

☐	The tendered Shares represent all Shares held by the undersigned.

SIGN HERE

Account Number:

Signature(s):

Print Name(s):

Address(es):

Area Code and Telephone Number:

Taxpayer Identification or Social Security Number:

Date: